Exhibit 1

TATA

HQ/CS/CL.24B/13283
22 Dec 2008

Sir,

Sub: Intimation pursuant to regulation 7(3) of the SEBI (Substantial Acquisition of Shares and Takeovers) Regulations, 1997 and SEBI (Prohibition of Insider Trading) Regulations, 1992.

Company has received two separate letters dated 19 December 2008 from Panatone Finvest Limited and Tata Sons Limited (both promoters) intimating purchase/sale of shares by the above two promoters. The letter received from Panatone Finvest Limited is attached as Attachment 1 and the letter received from Tata Sons Limited is attached as Attachment 2. Company has also received a letter from Panatone Finvest Limited dated 19 December 2008 (Attachment 3), pursuant to regulation 13(3) of the SEBI (Prohibition of Insider Trading) Regulations, 1992 intimating the following:

a) Sale of 67,53,000 equity shares of TCL by Panatone Finvest Limited representing 2.37% of the paid-up capital of TCL to the Tata Sons Limited by inter se transfer off market deal on 19 December 2008.

b) Acquirer of 67,53,000 equity shares of TCL by Tata Sons Limited representing 2.37% of the paid-up capital of TCL from Panatone Finvest Limited by inter se transfer off market deal on 19 December 2008.

c) There is no change in Promoter's total holding in TCL.

We are enclosing herewith two separate formats prescribed in terms of Regulation 7(3) of the SEBI (Substantial Acquisition of Shares and Takeovers) Regulations, 1997. It is requested to kindly note the same. Please also treat this as intimation

TATA COMMUNICATIONS

Tata Communications Limited

Regd. Office : VSB Mahatma Gandhi Road Fort Mumbai – 400 001
Tel 91 22 6657 8765 Fax 91 22 6639 5162 website www.tatacommunications.com

TATA

by the Company to the Stock Exchanges under regulation 13(6) of the SEBI (Substantial Acquisition of Shares and Takeovers) Regulations, 1997.

Thanking you,

Yours faithfully,
For Tata Communications Limited

Rishabh Aditya
Deputy Company Secretary

To:

1) Security Code 23624, The Stock Exchange, Mumbai. Fax No.(22) 22722037,39,41

2) Security Code 5251, The Asst. Manager (Listing), National Stock Exchange of India Limited. Fax Nos.: (22) 26598237/38.

3) National Securities Depository Ltd. Fax Nos. : 2497 29 93.

4) The Bank of New York. Fax No.2204 49 42.

5) Sharepro Services. Fax No. 2837 5646

6) Marc H. Iyeki,Director, New York Stock Exchange, Fax No: (212) 656-5071 /72 / Managing Director, New York Stock Exchange, Fax No: (212) 265-2016

7) Central Depository Services (India) Limited. Fax: 2267 3199.

8) Mr. R. Gangadharan for SEC information requirements.

TATA

ATTACHMENT A

Format for informing details of acquisition to Stock Exchanges by target-company, in terms of Regulation 7(3) of SEBI (Substantial Acquisition of Shares and Takeovers) Regulations, 1997

Date of reporting	22 December 2008				
Name of Stock exchanges where shares of reporting company are listed.	The Bombay Stock Exchange Limited and National Stock Exchange of India Limited in India. VSNL's ADRs are listed on the New York Stock Exchange.				
	Details of acquisition as informed u/r 7(1)				
Name of Acquirer(s)	Date of Acquisition/ date of receipt of intimation of allotment by acquirer.	Mode of acquisition (market purchases/interse transfer/public/ rights/preferential offer etc.)	No & % of shares /voting rights acquired	Shareholding of acquirers stated at (A) before acquisition (In terms of No. & % of shares/VRs)	Shareholding of acquirer(s) stated at (A) after acquisition (In terms of No. & % of shares/VRs)
(A)	(B)	(C)	(D)	(E)	(F)
TATA SONS LIMITED	Date of Acquisition: 19 December 2008 Date of Receipt of Intimation: 19 December 2008	Inter se transfer Off Market	6753000 (2.37%)	24260497 (8.51%)	31013497 (10.88%)

RA

TATA

Format for informing details of acquisition to Stock Exchanges by target-company, in terms of Regulation 7(3) of SEBI (Substantial Acquisition of Shares and Takeovers) Regulations, 1997

Date of reporting	19 December 2008				
Name of Stock exchanges where shares of reporting company are listed.	The Bombay Stock Exchange Limited and National Stock Exchange of India Limited in India. VSNL's ADRs are listed on the New York Stock Exchange.				
	Details of acquisition as informed u/r 7(1)				
Name of Acquirer(s)	Date of Acquisition/ date of receipt of intimation of allotment by acquirer.	Mode of acquisition (market purchases/interse transfer/public/ rights/preferential offer etc.)	No & % of shares /voting rights acquired	Shareholding of acquirers stated at (A) before acquisition (In terms of No. & % of shares/VRs)	Shareholding of acquirer(s) stated at (A) after acquisition (In terms of No. & % of shares/VRs)
(A)	(B)	(C)	(D)	(E)	(F)
Seller: PANATONE FINVEST LIMITED	Date of Sale*: 19 December 2008	Inter se transfer Off Market	Sold 6753000 (2.37%)	115988857 (40.70%)	109235857 (38.33%)

RA

A Hachment 1

PANATONE FINVEST LIMITED

(A subsidiary of TATA SONS LIMITED)

19th December 2008

The Stock Exchange, Mumbai
Phiroze Jeejeebhoy Towers
Dalal Street,
Mumbai 400 001
Fax: 022-2272 2039/3121

National Stock Exchange of India Ltd.
Exchange Plaza, Plot No.C/1
G Block, Bandra Kurla Complex
Bandra (E), Mumbai
Fax: 2659 8347/48

Mr.Satish Ranade
Company Secretary
Tata Communications Ltd.
M.G.Road, Mumbai 400 001
Fax : 022-6659 1962

Dear Sirs,

Intimation pursuant to regulation 7(1A) of the SEBI (Substantial Acquisition of Shares and Takeovers) Regulations, 1997

We are enclosing the intimation pursuant to in terms of Reg. 7(1A) of the SEBI (SAST) Regulations, 1997. You are requested to kindly take note of the same and do needful.

Yours faithfully
PANATONE FINVEST LIMITED

(Manoj Kumar C V)
Company Secretary

Encl: as above

Bombay House, 24 Homi Mody Street, MUMBAI 400 001.
(Phone 6665 7142/7735, Fax 6665 8080)

PANATONE FINVEST LIMITED

(A subsidiary of TATA SONS LIMITED)

FORMAT FOR DISCLOSURE OF DETAILS OF ACQUISITION TO TARGET COMPANY AND STOCK EXCHANGES WHERE THE SHARES OF THE TARGET COMPANY ARE LISTED IN TERMS OF REGULATION 7(1A) OF SEBI (SUBSTANTIAL ACQUISITION OF SHARES AND TAKE OVERS) REGULATIONS, 1997

Name of the Target Company	Tata Communications Ltd	
Name of the acquirer and PACs with the acquirer	Acquirer/Buyer: Tata Sons Ltd.	
Details of the acquisition as follows	No. of Shares	% w.r.t. total paid up capital of Target Company
a) Shares before sale under consideration	11,59,88,857	40.70
b) Shares sold (see note below)	67,53,000	2.37
c) Shares after sale	10,92,35,857	38.33
Mode of acquisition (eg. Open market/public issue/rights issue/preferential allotment/inter se transfer etc..)	NA	
Mode of sale (eg.Open market/MOU/Off market etc.)	Inter se transfer Off Market	
Date of sale of shares	19th December 2008	
Paid up capital/total voting capital of the target company before the said /sale	Rs.285,00,00,000	
Paid up capital/total voting capital of the target company after the said /sale	Rs.285,00,00,000	

PANATONE FINVEST LTD

Company Secretary

Bombay House, 24 Homi Mody Street, MUMBAI 400 001.
(Phone 6665 7142/7735, Fax 6665 8080)

Attachment-2

TATA

Tata Communications Limited
M. G. Road,
Mumbai 400 001

19th December, 2008

Kind Attn: Mr. Satish Ranade

Dear Sir,

Pursuant to the provisions of SEBI (Prohibition of Insider Trading) Regulation 1992, we are forwarding herewith disclosure in the prescribed form with regards to 67,53,000 Ordinary Shares of the nominal value of Rs.10 each of Tata Communications Limited acquired by us from Panatone Finvest Limited as inter se transfer among promoters on 19.12.2008 as permitted under the applicable regulations.

Kindly acknowledge receipt.

Yours faithfully,
TATA SONS LIMITED

F. N. Subedar

Encl: Form of Disclosure

FORM C

Securities and Exchange Board of India (Prohibition of Insider Trading) Regulation, 1992

[Regulation 13(3) and (6)]

Regulation 13(3)-Details of change in shareholding in respect of persons holding more than 5% shares in a listed company of Tata Communications Limited

Name, PAN No. & address of share - holders	Share - holding prior to acquisition / sale	No. & % of shares /voting rights acquired / sold	Receipt of allotment advice / acquisition of shares / sale of shares specify	Date of intimation to Company	Mode of acquisition (market purchases / public / rights / preferential offer etc.)	No. & % of shares / voting rights post acquisition / sale	Trading member through whom the trade was executed with SEBI Registration No. of the TM	Exchange on which the trade was executed	Buy quantity	Buy value	Sale quantity	Sale Value
										Rs. Crs.
Tata Sons Limited AAACT4060A Bombay House, 24, Homi Mody Street, Mumbai	2,42,60,497 8.51%	67,53,000 2.37%	on 19.12.2008	19.12.2008	Inter se Transfer off market	3,10,13,497 10.88%	N.A.	N.A.	67,53,000	138

TATA SONS LIMITED

F.N. SUBEDAR Senior Vice President Finance and Company Secretary

TATA SONS LIMITED

Bombay House, 24, Homi Mody Street, Mumbai 400 001

Tel 91 22 6665 8282 Fax 91 22 6665 8080 e-mail tatasons@tata.com

TATA

Department of Corporate Services
Bombay Stock Exchange Limited
Mumbai
Fax No. 2272 2037 / 2272 3121
Kind Attn : Mr. Bhusan Mokashi

National Stock Exchange of India Limited
Exchange Plaza, Bandra Kurla Complex,
Bandra (E), Mumbai
Facsimile No. 2659 8237 / 2659 8238
Kind Attn : Manager Listing Department,

19th December, 2008

Dear Sirs,

Enclosed please find disclosure in the form prescribed for Regulation 7(1A) purpose. We wish to clarify that the transaction of 67,53,000 Equity shares of Tata Communications Limited purchased by us from Panatone Finvest Limited is an inter se transaction falling under Regulation 3(1)(e) and has not been acquired under Regulation 11(1). This disclosure has been made out of abundant caution though not strictly required under Regulation 7(1A) since the transaction has not been made under Regulation 11(1).

Kindly acknowledge receipt.

Yours faithfully,
TATA SONS LIMITED

F. N. Subedar

Encl: 1 Disclosure Form

c.c. Tata Communication Limited

TATA

FORMAT FOR DISCLOSURE OF DETAILS OF ACQUISITION TO TARGET COMPANY AND STOCK EXCHANGES WHERE THE SHARES OF THE TARGET COMPANY ARE LISTED, IN TERMS OF REGULATION 7(1A) OF SEBI (SUBSTANTIAL ACQUISITION OF SHARES AND TAKEOVERS) REGULATIONS, 1997

Name of the Target company	Tata Communications Ltd.	
Name of the acquirer and PACs with the acquirer	Tata Sons Limited	
Details of the acquisition as follows	No. of shares	% w.r.t. total paid up capital of Target Company
(a) Shares/Voting rights (VR) before acqusition/ under consideration	2,42,60,497	8.51
(b) Shares / Voting rights acquired (Inter se transfer)	67,53,000	2.37
(b) Shares / VR after acquisition	3,10,13,497	10.88
Mode of acquisition (e.g. open market /public issue /rights issue / preferential allotment / inter se transfer etc.).		Inter se transfer off market
Mode of sale (e.g. open market /MOU/off market etc.)		NA
Date of acquisition / of shares / VR or date of receipt of intimation of allotment of shares, whichever is applicable.		19.12.2008
Paid up capital/total voting capital of the target company before the said acquisition / sale		Rs.285,00,00,000
Paid up capital/total voting capital of the target company after the said acquisition/sale		Rs.285,00,00,000

TATA SONS LIMITED

F. N. Subedar

Attachment 3

PANATONE FINVEST LIMITED

(A subsidiary of TATA SONS LIMITED)

19th December 2008

Mr.Satish Ranade
Company Secretary
Tata Communications Ltd
M.G.Road, Mumbai 400 001
Fax : 022-6659 1962

Dear Sirs,

Intimation pursuant to regulation 13(3) of the SEBI (Prohibition of Insider Trading) Regulations, 1992

We are enclosing the details of the same in Form C - the format prescribed in terms of Reg.13(3) of the SEBI (Prohibition of Insider Trading) Regulations, 1992. You are requested to kindly take note of the same and do needful.

Yours faithfully
PANATONE FINVEST LIMITED

(Manoj Kumar C V)
Company Secretary

Encl: as above

Bombay House, 24 Homi Mody Street, MUMBAI 400 001.
(Phone 5665 7921/7142, Fax 5665 8080)

FORM C

Securities and Exchange Board of India (Prohibition of Insider Trading) Regulations, 1992

Regulation 13(3) - Details of change in shareholding in respect of persons holding more than 5% shares in a listed company

Name & Address of Shareholders	Share holding prior to sale	No & % of shares sold	~~Receipt of allotment advice/ acquisition~~ of shares/sale of shares specify	Date of intimation to Company	Mode of ~~acquisition~~/sale on (market purchase/ public/rights/ preferential offer etc	No & % of shares/ Voting rights post acquisition sale	Trading member through whom the trade was executed with SEBI Registration No of the TM	Exchange on which the trade was executed	Buy Quantity	Buy Value	Sell Quantity	Sell Value
Panatone Finvest Ltd. Bombay House 24 Homi Mody Street Fort, Mumbai 400001	115,988,857 equity shares 40.70%	6,753,000 -2.37%	19th December 2008	19th December 2008	inter se transfer off market mode	109,235,857 38.33%	inter se transfer off market mode	inter se transfer off market mode	NA	NA	6,753,000	Rs. 138 crs

PANATONE FINVEST LTD

Company Secretary.